Exhibit 99.1

Contact:
David W. Froesel, Jr.
Executive Vice President,
Chief Financial Officer and Treasurer
(502) 627-7950

PHARMERICA REPORTS SECOND QUARTER 2014 RESULTS

Successfully Executing Strategic and Operational Initiatives to
Drive Long-Term Growth and Value Creation

Company Reports Solid Sequential Improvement in Gross Profit, Adjusted
EBITDA Margin and Adjusted Diluted EPS

Raises 2014 Guidance

LOUISVILLE, Kentucky (August 5, 2014) – PharMerica Corporation (NYSE: PMC), a national provider of institutional, specialty home infusion, hospital and oncology pharmacy services, today reported its financial results for the second quarter and six months ended June 30, 2014.

	2Q’14 Results	Comparison to 2Q’13	Comparison to 1Q’14
Revenue	$448.6 million	Increase of 4%	Decrease of <1%
Adjusted EBITDA	$30.6 million	Decrease of 9%	Increase of 3%
Adjusted diluted earnings per share	$0.40	Decrease of 9%	Increase of 8%
Gross profit margin	18.2%	Decrease of 100 basis points	Increase of 50 basis points
Generic drug dispensing rate	85.0%	Increase of 170 basis points	Increase of 50 basis points

Second Quarter 2014 Highlights

•	Net organic sales growth in the institutional pharmacy business accelerated in the second quarter, excluding previously disclosed bed losses.
•	Onco360 and Amerita posted strong double digit revenue growth.
•	Industry-leading generic drug dispensing rate increased 170 basis points versus second quarter 2013.

Greg Weishar, PharMerica Corporation’s Chief Executive Officer, said, “The second quarter results demonstrate the important progress we are making on key strategic and operational initiatives. Contributing to this quarter’s solid results are continued quarter-over-quarter organic sales growth, excluding previously disclosed bed losses, and gross profit margin improvement driven primarily by the strategic purchasing program. Given this is a transitional year, we are also encouraged by strong sequential earnings growth in adjusted EBITDA and adjusted diluted EPS.”

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PMC Reports Results for the Second Quarter 2014

August 5, 2014

Mr. Weishar added, “We remain focused on growing both organically and through acquisitions and are confident we are making good progress. We expect to sustain business momentum throughout the second half of 2014 and believe we are well-positioned to achieve our stated 2015 goals.”

Full Year 2014 Financial Guidance

PharMerica today raised its full year 2014 guidance metrics. For the full year 2014, the Company now expects:

•	Revenue in the range of $1.73 billion to $1.78 billion from $1.70 billion to $1.75 billion
•	Adjusted diluted earnings per share in the range of $1.47 to $1.52 from $1.40 to $1.50
•	Adjusted EBITDA in the range of $121.0 million to $123.5 million from $117.5 million to $123.0 million

The Company notes that its 2014 guidance does not include the effect of any future 2014 acquisitions. PharMerica is targeting acquisitions that generate at least $100 million of annualized sales, in the aggregate, in each of 2014 and 2015.

The results for the second quarter 2014 are set forth below:

➢	Key Comparisons of Second Quarters Ended June 30, 2014 and 2013:

•	Revenues for the second quarter of 2014 were $448.6 million compared with $430.8 million for the second quarter of 2013. The increase in revenue was primarily the result of the fourth quarter 2013 acquisitions and branded drug price inflation, and was partially offset by previously disclosed bed losses as of December 31, 2013.

•	Gross profit for the second quarter of 2014 was $81.5 million compared with $82.6 million in the second quarter of 2013. Gross profit was impacted by previously disclosed bed losses as of December 31, 2013. The decrease in gross profit was partially offset by acquisitions and the Company’s strategic purchasing program.

•	Selling, general and administrative expenses were $57.5 million or 12.8% of revenues for the three months ended June 30, 2014 compared to $55.5 million or 12.9% of revenues for the three months ended June 30, 2013. Selling, general and administrative expenses increased as a result of the Onco360 acquisition, without which selling, general and administrative expenses would have decreased.

•	Adjusted EBITDA for the second quarter of 2014 was $30.6 million compared with $33.7 million in the second quarter of 2013.

•	As a result of the matters discussed below, the Company recorded a net loss for the second quarter of 2014 of $9.7 million, or $0.32 diluted loss per share, compared with net income of $10.2 million, or $0.34 diluted earnings per share, for the same period in 2013. The net loss was attributed to the recording of $26.6 million pre-tax ($18.3 million after tax) in charges in the second quarter associated with various government inquiries and litigations as disclosed in the Company’s Form 10-Q. Adjusted diluted earnings per share was $0.40 in 2014 compared with $0.44 in 2013, a decrease of 9.1%.

•	Cash flows used in operating activities for the second quarter of 2014 were $26.5 million compared with cash flows provided by operating activities of $26.4 million in the second quarter of 2013. The decrease in cash provided by operating activities is due primarily to the Company’s strategic purchasing program.

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PMC Reports Results for the Second Quarter 2014

August 5, 2014

➢	Key Comparisons of Six Months Ended June 30, 2014 and 2013:

•	Revenues for the six months ended June 30, 2014 were $900.8 million compared with $870.6 million for the six months ended June 30, 2013. The increase in revenue was primarily the result of the fourth quarter 2013 acquisitions and branded drug price inflation, and was partially offset by previously disclosed bed losses as of December 31, 2013.

•	Gross profit for the six months ended June 30, 2014 was $161.5 million compared with $166.9 million for the six months ended June 30, 2013. Gross profit was impacted by previously disclosed bed losses as of December 31, 2013. The decrease in gross profit was partially offset by acquisitions and the Company’s strategic purchasing program.

•	Selling, general and administrative expenses were $114.7 million or 12.7% of revenues for the six months ended June 30, 2014 compared to $112.2 million or 12.9% of revenues for the six months ended June 30, 2013. Selling, general and administrative expenses increased as a result of the Onco360 acquisition, without which selling, general and administrative expenses would have decreased.

•	Adjusted EBITDA for the six months ended June 30, 2014 was $60.3 million compared with $68.3 million for the six months ended June 30, 2013.

•	As a result of the matters discussed below, the Company recorded a net loss for the six months ended June 30, 2014 of $4.9 million, or $0.16 diluted loss per share, compared with net income of $20.7 million, or $0.69 diluted earnings per share, for the same period in 2013. The net loss was attributed to the recording of $27.8 million pre-tax ($18.9 million after tax) in charges in the six months ended June 30, 2014 associated with various government inquiries and litigations as disclosed in the Company’s Form 10-Q. Adjusted diluted earnings per share was $0.77 in 2014 compared with $0.90 in 2013, a decrease of 14.4%.

•	Cash flows used in operating activities for the six months ended June 30, 2014 were $22.1 million compared with cash flows provided by operating activities of $73.9 million for the six months ended June 30 2013. The decrease in cash provided by operating activities is due primarily to the Company’s strategic purchasing program.

Conference Call
Management will hold an online webcast of its second quarter 2014 earnings conference call on Tuesday, August 5, 2014 at 10:00 a.m. Eastern Time. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. A link to these events can be found under the Investor Relations section of the Company’s website, www.pharmerica.com.

About PharMerica
PharMerica Corporation is a leading institutional pharmacy services company that services healthcare facilities in the United States, provides pharmacy management services to hospitals, specialty infusion services to patients outside a hospital setting, and offers the only national oncology pharmacy and care management platform in the United States.  PharMerica operates 93 institutional pharmacies, 14 specialty infusion centers and 5 specialty oncology pharmacies in 45 states.  PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, nursing centers, assisted living facilities, hospitals, individuals receiving in-home care and other long-term alternative care providers.

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PMC Reports Results for the Second Quarter 2014

August 5, 2014

Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities.  Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations, future potential acquisitions, the strength of the Company’s financial and operational performance during 2014 and beyond, the expected revenues from the specialty infusion and oncology businesses, the Company's plan to improve and refine its inventory management strategy, the Company’s ability to identify and consummate future acquisitions, the Company’s ability to deliver outstanding value to its shareholders, the Company’s continued pursuit of its strategic initiatives including those focused on client retention and operating margins, the Company’s expectation to deliver improved financial results in 2015 and beyond,  and the Company’s ability to achieve organic growth and topline revenue growth.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.  These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include the adequacy of our litigation-related reserves and those included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release.  Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Second Quarter 2014

August 5, 2014

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2014		2013		2014
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$430.8	100.0%	$448.6	100.0%	$870.6	100.0%	$900.8	100.0%

Cost of goods sold	348.2	80.8	367.1	81.8	703.7	80.8	739.3	82.1

Gross profit	82.6	19.2	81.5	18.2	166.9	19.2	161.5	17.9

Selling, general and administrative expenses	55.5	12.9	57.5	12.8	112.2	12.9	114.7	12.7

Amortization expense	3.9	0.9	4.3	1.0	8.0	0.9	8.7	1.0

Merger, acquisition, integration costs and other charges	2.7	0.6	1.5	0.4	5.5	0.7	6.5	0.7

Settlement, litigation and other related charges	0.1	-	26.6	5.9	0.2	-	27.8	3.1

Restructuring and impairment charges	-	-	1.2	0.3	-	-	3.1	0.3

Hurricane Sandy disaster costs	(0.9)	(0.2)	0.1	-	(0.3)	-	0.1	-

Operating income (loss)	21.3	5.0	(9.7)	(2.2)	41.3	4.7	0.6	0.1

Interest expense, net	2.9	0.7	2.3	0.5	5.5	0.6	4.8	0.5

Income (loss) before income taxes	18.4	4.3	(12.0)	(2.7)	35.8	4.1	(4.2)	(0.4)

Provision (benefit) for income taxes	8.2	1.9	(2.3)	(0.5)	15.1	1.7	0.7	0.1

Net income (loss)	$10.2	2.4%	$(9.7)	(2.2)%	$20.7	2.4%	$(4.9)	(0.5)%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014
Earnings (loss) per common share:
Basic	$0.34	$(0.32)	$0.70	$(0.16)
Diluted	$0.34	$(0.32)	$0.69	$(0.16)

Shares used in computing earnings (loss) per common share:
Basic	29,713,010	30,004,950	29,640,388	29,879,683
Diluted	30,134,944	30,004,950	30,141,730	29,879,683

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PMC Reports Results for the Second Quarter 2014

August 5, 2014

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	(As Adjusted)
	Dec. 31,	June 30,
	2013	2014

ASSETS
Current assets:
Cash and cash equivalents	$24.2	$11.1
Accounts receivable, net	199.8	188.1
Inventory	110.2	141.4
Deferred tax assets, net	36.9	35.8
Income taxes receivable	1.9	9.1
Prepaids and other assets	38.6	50.4
	411.6	435.9

Equipment and leasehold improvements	179.4	182.9
Accumulated depreciation	(117.6)	(117.8)
	61.8	65.1

Goodwill	282.7	286.9
Intangible assets, net	136.3	130.3
Other	9.3	5.2
	$901.7	$923.4
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$79.6	$59.1
Salaries, wages and other compensation	38.7	30.7
Current portion of long-term debt	12.5	12.5
Other accrued liabilities	21.0	23.3
	151.8	125.6

Long-term debt	218.8	256.4
Other long-term liabilities	49.9	60.8
Deferred tax liabilities	18.7	18.4
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued, December 31, 2013 and June 30, 2014	-	-
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 31,954,264 and 32,667,136 shares issued as of December 31, 2013 and June 30, 2014, respectively	0.3	0.3
Capital in excess of par value	380.2	389.7
Retained earnings	110.2	105.3
Treasury stock at cost, 2,416,971 and 2,607,869 shares at December 31, 2013 and June 30, 2014, respectively	(28.2)	(33.1)
	462.5	462.2
	$901.7	$923.4

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PMC Reports Results for the Second Quarter 2014

August 5, 2014

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014
Cash flows provided by (used in) operating activities:
Net income (loss)	$10.2	$(9.7)	$20.7	$(4.9)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4.8	4.8	9.6	9.6
Amortization	3.9	4.3	8.0	8.7
Merger, acquisition, integration costs and other charges	-	-	-	2.5
Hurricane Sandy disaster costs	(1.0)	-	(1.6)	-
Stock-based compensation and deferred compensation	1.8	1.8	4.0	3.9
Amortization of deferred financing fees	0.7	0.6	1.0	1.3
Deferred income taxes	(0.7)	(3.3)	2.9	0.7
Gain on disposition of equipment	(0.1)	-	(0.1)	(0.1)
Gain on acquisition/ disposition	-	-	-	(0.3)
Other	0.2	-	0.3	0.1
Change in operating assets and liabilities:
Accounts receivable, net	11.5	(1.0)	10.3	12.1
Inventory	(13.0)	(34.0)	22.5	(31.2)
Prepaids and other assets	(2.4)	(9.0)	1.0	(11.1)
Accounts payable	4.7	1.3	(7.9)	(20.5)
Salaries, wages and other compensation	2.1	(3.2)	(2.7)	(7.9)
Other accrued and other long-term liabilities	0.7	24.2	0.2	22.3
Change in income taxes payable (receivable)	3.2	(2.8)	6.1	(4.1)
Excess tax benefit from stock-based compensation	(0.2)	(0.5)	(0.4)	(3.2)
Net cash provided by (used in) operating activities	26.4	(26.5)	73.9	(22.1)

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(7.3)	(6.8)	(14.0)	(12.8)
Acquisitions, net of cash acquired	-	(6.9)	(0.5)	(17.6)
Cash proceeds from sale of assets	0.1	0.1	0.1	0.1
Cash proceeds from dispositions	-	-	-	0.4
Net cash used in investing activities	(7.2)	(13.6)	(14.4)	(29.9)

Repayments of long-term debt	(3.2)	(3.2)	(6.3)	(6.3)
Net activity of long-term revolving credit facility	(11.6)	41.1	(52.1)	43.9
Issuance of common stock	0.3	0.5	0.4	3.0
Treasury stock at cost	(0.1)	(0.4)	(1.9)	(4.9)
Excess tax benefit from stock-based compensation	0.2	0.5	0.4	3.2
Other	(0.3)	-	-	-
Net cash (used in) provided by financing activities	(14.7)	38.5	(59.5)	38.9

Change in cash and cash equivalents	4.5	(1.6)	-	(13.1)
Cash and cash equivalents at beginning of period	7.8	12.7	12.3	24.2

Cash and cash equivalents at end of period	$12.3	$11.1	$12.3	$11.1

Supplemental information:
Cash paid for interest	$2.3	$1.9	$4.6	$3.7
Cash paid for taxes	$5.9	$4.3	$6.4	$4.7

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PMC Reports Results for the Second Quarter 2014

August 5, 2014

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014

Pharmacy data:
Prescriptions dispensed (in thousands)	9,420	8,411	19,132	17,019
Revenue per prescription dispensed	$45.73	$53.33	$45.50	$52.93
Gross profit per prescription dispensed	$8.77	$9.69	$8.72	$9.49

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
(In millions)	June 30,		June 30,
	2013	2014	2013	2014
Net income (loss)	$10.2	$(9.7)	$20.7	$(4.9)
Add:
Interest expense, net	2.9	2.3	5.5	4.8
Merger, acquisition, integration costs and other charges	2.7	1.5	5.5	6.5
Settlement, litigation and other related charges	0.1	26.6	0.2	27.8
Restructuring and impairment charges	-	1.2	-	3.1
Hurricane Sandy disaster costs	(0.9)	0.1	(0.3)	0.1
Stock-based compensation and deferred compensation	1.8	1.8	4.0	3.9
Provision (benefit) for income taxes	8.2	(2.3)	15.1	0.7
Depreciation and amortization expense	8.7	9.1	17.6	18.3
Adjusted EBITDA	$33.7	$30.6	$68.3	$60.3
Adjusted EBITDA margin	7.8%	6.8%	7.8%	6.7%

UNAUDITED RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended		Six Months Ended
(In whole numbers)	June 30,		June 30,
	2013	2014	2013	2014

Diluted earnings (loss) per share	$0.34	$(0.32)	$0.69	$(0.16)
Add:
Diluted earnings (loss) per share impact of:
Merger, acquisition, integration costs and other charges	0.06	0.03	0.12	0.13
Settlement, litigation and other related charges	-	0.61	-	0.64
Restructuring and impairment charges	-	0.03	-	0.07
Hurricane Sandy disaster costs	(0.02)	-	(0.01)	-
Stock-based compensation and deferred compensation	0.03	0.04	0.07	0.08
Impact of discrete items on tax provision	0.03	0.01	0.03	0.01
Adjusted diluted earnings per share	$0.44	$0.40	$0.90	$0.77

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PMC Reports Results for the Second Quarter 2014

August 5, 2014

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months Ended		Six Months Ended
(In millions)	June 30,		June 30,
	2013	2014	2013	2014
Adjusted EBITDA	$33.7	$30.6	$68.3	$60.3
Interest expense, net	(2.9)	(2.3)	(5.5)	(4.8)
Merger, acquisition, integration costs and other charges	(2.8)	(29.4)	(5.7)	(35.0)
Provision for bad debt	5.2	5.7	10.5	11.3
Amortization of deferred financing fees	0.7	0.6	1.0	1.3
Loss on disposition of equipment	(0.1)	-	(0.1)	(0.1)
Gain on acquisition	-	-	-	(0.3)
Provision for income taxes	(8.2)	2.3	(15.1)	(0.7)
Deferred income taxes	(0.7)	(3.3)	2.9	0.7
Changes in federal and state income tax payable	3.2	(2.8)	6.1	(4.1)
Excess tax benefit from stock-based compensation	(0.2)	(0.5)	(0.4)	(3.2)
Changes in assets and liabilities	(1.7)	(27.4)	11.6	(47.6)
Other	0.2	-	0.3	0.1
Net cash flows provided by (used in) operating activities	$26.4	$(26.5)	$73.9	$(22.1)

Use of Non-GAAP Measures
PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income (loss) and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Corporation’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income (loss) or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income (loss) and cash flows from operations are significant components of the accompanying consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, Hurricane Sandy disaster costs, stock-based and deferred compensation and the impact of discrete items on the tax provision as an indicator of its core operating results.  The measurement is used in concert with net income (loss) and diluted earnings (loss) per share, which measure actual earnings (loss) per share generated in the period.  PharMerica believes the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, Hurricane Sandy disaster costs, stock-based and deferred compensation and the impact of discrete items on the tax provision do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings (loss) per share as measured under GAAP.  The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, Hurricane Sandy disaster costs, stock-based and deferred compensation and the impact of discrete items on the tax provision excluded from the diluted earnings (loss) per share are significant components of the accompanying unaudited condensed consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance.

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